SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                February 25, 2000

                                -----------------


                           WILLAMETTE INDUSTRIES, INC.
               (Exact name of Registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     1-12545
                              (Commission File No.)

                                   93-0312940
                        (IRS Employer Identification No.)

           1300 S.W. Fifth Avenue, Suite 3800
           Post Office Box 22187
           Portland, Oregon                                          97201
           (Address of principal executive offices)                (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 227-5581


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Item 5.  Other Events.

               On November 11, 1999, the Board of Directors of Willamette Industries, Inc. (the "Company") declared a dividend distribution of one stock purchase right ("Right") for each outstanding share of common stock, $.50 par value (the "Common Stock"), of the Company to shareholders of record at the close of business on February 24, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, $.50 par value (the "Preferred Shares"), at a price of $200.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of February 25, 2000 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

               Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates evidencing Rights (the "Right Certificates") will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, its employee benefit plans, or a person who acquires his shares in a Sanctioned Tender Offer as defined below) (an "Acquiring Person"), acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock and (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement of (or the announcement of an intention to make) a tender offer or exchange offer (other than a Sanctioned Tender Offer) the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The earlier of the dates described in clauses (i) and (ii) above is referred to as the "Distribution Date." A "Sanctioned Tender Offer" is a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms which a majority of the Board of Directors determines to be fair and in the best interests of the Company and its shareholders, other than the person making such offer and that person's affiliates and associates.

               The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each share of Common Stock that becomes outstanding so that all outstanding shares will have attached Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and (ii) the surrender for transfer of any certificates evidencing Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Right Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

               The Rights are not exercisable until the Distribution Date. The Rights will expire at the earliest of (i) the close of business on February 24, 2010, (ii) consummation of certain

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approved  merger  or  exchange   transactions  as  described  below,  and  (iii)
redemption or exchange by the Company as described below.

               In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right (except as provided below) will thereafter have the right to receive upon exercise that number of shares of Common Stock of the Company having a market value of two times the exercise price of the Right.

               In the event that, at any time following the Distribution Date, the Company is acquired in a merger or other business combination transaction, or more than 50 percent of its assets or earning power is sold, proper provision shall be made so that each holder of a Right (except as provided below) will thereafter have the right to receive, upon the exercise at the then-current exercise price of the Right, that number of shares of common stock of the acquiring or surviving company having a market value of two times the exercise price of the Right. The Rights will expire in connection with a merger or other business combination transaction following a Sanctioned Tender Offer if shareholders are offered the same price and form of consideration in the merger or other business combination transaction as that paid in the Sanctioned Tender Offer.

               Following the occurrence of any of the events described in the preceding two paragraphs, any Rights that are or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

               The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

               No fractional Preferred Shares other than fractions in multiples of one one-hundredth of a share will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

               At any time prior to the tenth day following the first public announcement of the existence of an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.0025 per Right (the "Redemption Price"). Subject to certain conditions, the Company's right of redemption may be reinstated after the expiration of the ten-day redemption period if each Acquiring Person reduces its beneficial ownership to 10 percent or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering the redemption of the Rights (or at such time and date thereafter as the Board of Directors may specify), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

               At any time after a person becomes an Acquiring Person and prior to the Acquisition by such Acquiring Person of 50 percent or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights beneficially owned

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by such Acquiring  Person which became null and void),  in whole or in part, for
Common Stock at the rate of one share per Right, subject to adjustment.

               Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

               The provisions of the Rights Agreement may be amended in any manner prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

               The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group of persons that attempts to acquire the Company, other than in a transaction approved by the Board of Directors of the Company at a time when the Rights are redeemable. The Rights should not interfere with any acquisition, merger or other business combination approved by the Board of Directors at a time when the Rights are redeemable.

               The Rights Agreement and the Company's Third Restated Articles of Incorporation, as amended, setting forth the terms of the Preferred Shares are filed as exhibits to this report and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Third Restated Articles of Incorporation, as amended.

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Item 7.  Financial Statements, Proforma Financial Information, and Exhibits.

               (c)    Exhibits.

               The exhibits filed herewith are listed in the exhibit index following the signature page of this report.



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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WILLAMETTE INDUSTRIES, INC.


Dated: February 25, 2000            By: /s/ Greg Hawley
                                            Greg Hawley
                                            Executive  Vice  President and Chief
                                            Financial Officer


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                                  EXHIBIT INDEX

3. Third Restated Articles of Incorporation, as amended, of Willamette Industries, Inc. Incorporated by reference to Exhibit 3 to Willamette Industries, Inc.'s Registration Statement on Form 8-A filed February 24, 2000 (the "Form 8-A").

4. Rights Agreement dated as of February 25, 2000, between Willamette Industries, Inc., and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to Exhibit 4.1 to the Form 8-A.

99.1           Description of Capital Stock of Willamette Industries, Inc.

99.2           Press release issued February 10, 2000.


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